UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2012

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 Alliance Road, Suite 200, Cincinnati, OH		45242-4716
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 794-7100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

The disclosures in Items 2.01, 2.03 and 3.02, and the documents attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 of this report are incorporated herein by reference.

Item 2.01 — Completion of Acquisition.

On August 16, 2012 the Company closed its acquisition of substantially all of the outstanding stock of New York City-based Meta Health Technology, Inc., a New York corporation (“Meta”). The Company paid a total purchase price of $15 million, consisting of $13.4 million in cash and the issuance of 393,086 shares of the Company’s common stock at a price of $4.07 per share and having an agreed upon value of approximately $1.6 million. The foregoing description of the acquisition transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

The required financial information in connection with the acquisition will be filed within the statutory time period.

On August 16, 2012, the Company issued a press release relating to the transactions described in this report. A copy of the press release is attached as Exhibit 99.1 of this report.

Item 2.03 — Creation of a Direct Financial Obligation.

In conjunction with the Meta acquisition, on August 16, 2012 the Company amended its previously filed Subordinated Credit Agreement and Senior Credit Agreement with Fifth Third Bank, whereby Fifth Third Bank provided the Company with a $5 million revolving line of credit, a $5 million senior term loan and a $9 million subordinated term loan, a portion of which was used to refinance the previously outstanding $4.1 million subordinated term loan. The loans are secured by substantially all of the assets of the Company and its subsidiaries. Borrowing under the term loans bear interest at a rate of LIBOR plus 5.50% and borrowing under the revolving loan bears interest at a rate equal to LIBOR plus 3.00%. The loans are subject to certain customary financial covenants, including, without limitation, covenants that require the Company to maintain a minimum adjusted EBITDA, to maintain a funded debt to adjusted EBITDA ratio and to maintain a fixed charge coverage ratio. There is also a commitment fee of 0.40% to be incurred on the unused revolving line of credit balance. The proceeds of these loans were used to finance the cash portion of the acquisition purchase price and to cover any additional operation costs as a result of the Meta acquisition. The foregoing description of the amendments to the Subordinated Credit Agreement and to the Senior Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1 to Subordinated Credit Agreement and Amendment No. 1 to Senior Credit Agreement attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

The disclosures in Item 3.02 regarding the financial obligations under the investment documents, and the documents attached as Exhibits 10.4, 10.5, 10.6, 10.7 and 10.8 of this report are incorporated herein by reference.

Item 3.02 — Unregistered Sales of Equity Securities.

In a separate transaction on August 16, 2012, the Company completed a $12 million equity investment with affiliated funds and accounts of Greenwich-based Great Point Partners, LLC, a Delaware limited liability company (such affiliated funds and accounts, “GPP”), and Atlanta-based Noro-Moseley Partners VI, L.P., a Delaware limited partnership (“NMP”), and another investor. The equity investment consisted of the Company issuing 2,416,784 shares of a new Series A 0% Convertible Preferred Stock at $3.00 per share (the “Preferred Stock”), warrants exercisable for up to 1,200,000 shares of the Company’s common stock at an exercise price of $3.99 per share (the “Warrants”), and Convertible Subordinated Notes in the aggregate principal amount of $5,699,577.04, which, upon stockholder approval, convert into 1,583,220 shares of Preferred Stock. The Preferred Stock is convertible into shares of the Company’s common stock on a one-for-one basis at $3.00 per share at any time at the discretion of the holder of such Preferred Stock. The Warrants may be exercised at any time during the period beginning on February 17, 2013 until 5 years from such initial exercise date. The foregoing description of the equity investment does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, form of Convertible Subordinated Note, form of Warrant, Registration Rights Agreement and Certificate of Designation of Preferences, Rights and Limitations of Series A 0% Convertible Preferred Stock, attached hereto as Exhibits 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, and incorporated herein by reference.

The disclosures in Item 2.01 regarding the issuance of the shares of Company common stock in connection with the Meta acquisition, and the document attached as Exhibit 10.1 of this report are incorporated herein by reference.

Item 3.03 — Material Modifications to Rights of Security Holders.

(b) On August 16, 2012 the board of directors of the Company adopted the Certificate of Designation of Preferences, Rights and Limitations of Series A 0% Convertible Preferred Stock, which created the Preferred Stock issued in the equity investment transaction. The disclosures in Item 3.02 regarding the issuance of the Preferred Stock, and the document attached as Exhibit 10.8 of this report are incorporated herein by reference.

Item 5.02 — Departure of Certain Officers; Election of Directors.

(b) Effective August 16, 2012 simultaneous with the closing of the Meta acquisition, Richard Leach resigned as the Company’s Senior Vice President, Solutions Marketing to pursue other endeavors.

(d) In connection with the equity investment, effective August 16, 2012 the board of directors of the Company increased the size of the board of directors from 7 members to 9 members creating two vacancies on the board of directors. Accordingly, Allen Moseley, a member of the general partner of NMP, was appointed to fill one of the two vacancies, effective as of the closing of the equity investment on August 16, 2012. The second vacancy will be filled at a later time by a candidate nominated by GPP and approved by the board of directors. In accordance with the Securities Purchase Agreement, NMP and GPP will continue to each have the right to nominate a director candidate so long as NMP or GPP, as the case may be, owns at least 7.5% of the issued and outstanding shares of common stock of the Company (on a fully diluted basis). Both Allen Moseley and the director to be selected by GPP will have the same compensation arrangements as the Company’s other directors.

Item 5.03 — Amendment to Articles of Incorporation.

On August 16, 2012 the board of directors of the Company adopted the Certificate of Designation of Preferences, Rights and Limitations of Series A 0% Convertible Preferred Stock, which created the Preferred Stock issued in the equity investment transaction. The disclosures in Item 3.02 regarding the issuance of the Preferred Stock, and the document attached as Exhibit 10.8 of this report are incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated August 16, 2012, among the Company and certain shareholders of Meta Health Technology, Inc.

10.2	Amendment No. 1 to Subordinated Credit Agreement, dated August 16, 2012, among the Company, Streamline Health, Inc., IPP Acquisition, LLC and Fifth Third Bank

10.3	Amendment No. 1 to Senior Credit Agreement, dated August 16, 2012, among the Company, Streamline Health, Inc., IPP Acquisition, LLC and Fifth Third Bank

10.4	Securities Purchase Agreement, dated August 16, 2012, among the Company and each purchaser identified on the signature pages thereto

10.5	Form of Subordinated Convertible Note

10.6	Form of Common Stock Purchase Warrant

10.7	Registration Rights Agreement, dated August 16, 2012, among the Company and each of the purchasers signatory thereto

10.8	Certificate of Designation of Preferences, Rights and Limitations of Series A 0% Convertible Preferred Stock

99.1	Streamline Health Solutions, Inc. Press Release dated August 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: August 21, 2012	By:	/s/ Stephen H. Murdock
Stephen H. Murdock
Chief Financial Officer